As filed with the Securities and Exchange Commission on July 22, 2021

Form S-8 Registration No. 333-240080

Form S-8 Registration No. 333-226124

Form S-8 Registration No. 333-199923

Form S-8 Registration No. 333-181660

Form S-8 Registration No. 333-175179

Form S-8 Registration No. 333-160615

Form S-8 Registration No. 333-153604

Form S-8 Registration No. 333-124006

Form S-8 Registration No. 333-119569

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8 Registration No. 333-240080

Form S-8 Registration No. 333-226124

Form S-8 Registration No. 333-199923

Form S-8 Registration No. 333-181660

Form S-8 Registration No. 333-175179

Form S-8 Registration No. 333-160615

Form S-8 Registration No. 333-153604

Form S-8 Registration No. 333-124006

Form S-8 Registration No. 333-119569

UNDER

THE SECURITIES ACT OF 1933

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2126573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 Telephone Avenue Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Alaska Communications Systems Group, Inc. Amended and Restated 2012 Employee Stock Purchase Plan

Alaska Communications Systems Group, Inc. Amended and Restated 2011 Incentive Award Plan

Alaska Communications Systems Group, Inc. 2012 Employee Stock Purchase Plan

Alaska Communications Systems Group, Inc. 2011 Incentive Award Plan

Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan

Alaska Communications Systems Retirement Plan

Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan

Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan

Non-Qualified Stock Option Agreement between Liane Pelletier and Alaska Communications Systems Group, Inc.

(Full titles of the plans)

Leonard A. Steinberg

General Counsel and Corporate Secretary

Alaska Communications Systems Group, Inc.

600 Telephone Avenue

Anchorage, Alaska 99503-6091

(907) 297-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”) by Alaska Communications Systems Group, Inc., a Delaware corporation (the “Registrant”):

•

Registration Statement No. 333-240080, filed with the SEC on July 24, 2020, pertaining to the registration of 600,000 shares of Common Stock, par value $.01 (“Common Stock”), of the Registrant under the Alaska Communications Systems Group, Inc. Amended and Restated 2012 Employee Stock Purchase Plan;

•

Registration Statement No. 333-226124, filed with the SEC on July 11, 2018, pertaining to the registration of 3,000,000 shares of Common Stock under the Alaska Communications Systems Group, Inc. Amended and Restated 2011 Incentive Award Plan;

•

Registration Statement No. 333-199923, filed with the SEC on November 6, 2014, pertaining to the registration of 4,000,000 shares of Common Stock under the Alaska Communications Systems Group, Inc. Amended and Restated 2011 Incentive Award Plan;

•

Registration Statement No. 333-181660, filed with the SEC on May 24, 2012, pertaining to the registration of 1,500,000 shares of Common Stock under the Alaska Communications Systems Group, Inc. 2012 Employee Stock Purchase Plan;

•

Registration Statement No. 333-175179, filed with the SEC on June 28, 2011, pertaining to the registration of 5,439,355 shares of Common Stock under the Alaska Communications Systems Group, Inc. 2011 Incentive Award Plan;

•

Registration Statement No. 333-160615, filed with the SEC on July 16, 2009, pertaining to: (i) the registration of 3,500,000 shares of Common Stock under the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan, (ii) a reduction in 500,000 shares of Common Stock registered for issuance under the Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan and (iii) the registration of 150,000 shares of Common Stock under the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan;

•	Registration Statement No. 333-153604, filed with the SEC on September, 19, 2008, pertaining to the registration of 1,500,000 shares of Common Stock under the 1999 Stock Incentive Plan;

•	Registration Statement No. 333-124006, filed with SEC on April 12, 2005, pertaining to the registration of 250,000 shares of Common Stock under the Alaska Communications Systems Retirement Plan; and

•

Registration Statement No. 333-119569, filed with SEC on October 6, 2004, pertaining to the registration of (i) 2,250,000 shares of Common Stock under the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan, (ii) 550,000 shares of Common Stock under Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan, (iii) 200,000 shares of Common Stock under the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan and (iv) 1,000,000 shares of Common Stock granted pursuant to the Amended and Restated Executive Employment Agreement between the Registrant and Liane Pelletier and the Non-Qualified Stock Option Agreement entered into between the Registrant Liane Pelletier.

On July 22, 2021, pursuant to an Agreement and Plan of Merger, dated December 31, 2020, by and among the Registrant, Alaska Management, Inc., as successor in interest to Project 8 Buyer, LLC, a Delaware limited liability company (“Parent”), and Project 8 MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the securities of the Registrant registered under such Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, Alaska, on July 22, 2021.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

By:	/s/ Leonard A. Steinberg
	Name:	Leonard A. Steinberg
	Title:	General Counsel and Corporate Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.